UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

NORWOOD FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Norwood Financial Corp.

717 Main Street

Honesdale, Pennsylvania 18431

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 26, 2020

The following Notice relates to the Joint Proxy Statement/Prospectus of Norwood Financial Corp. (the “Company”), dated April 17, 2020 (“Joint Proxy Statement/Prospectus”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 26, 2020. This Notice is being filed with the Securities and Exchange Commission and was mailed to stockholders on or about May 12, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE JOINT PROXY STATEMENT/PROSPECTUS.

NORWOOD FINANCIAL CORP.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2020

May 12, 2020

Dear Fellow Stockholder:

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, employees, and our community, please note that the location of the Annual Meeting of Stockholders of Norwood Financial Corp. has been changed and will be held over the internet in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

Stockholders of record at the close of business on the record date of April 15, 2020, are eligible to vote at the meeting. The virtual meeting will be hosted at https://www.meetingcenter.io/258232153. The password for the meeting is NWFL2020. If you have previously voted, it is not necessary to vote at the meeting unless you wish to change your vote.

To login to and attend the meeting you have two options: join as a “Stockholder” or join as a “Guest.” Joining as a “Stockholder” will enable you to vote your shares at the meeting and ask questions. To join as a “Stockholder” you will be required to have some additional information.

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If you hold your shares through a broker, bank or other intermediary, and want to join the meeting as a “Stockholder” you must register in advance by 5:00 p.m. Eastern Standard Time on May 21, 2020. To do this, you must request a legal proxy. A legal proxy can be obtained by logging into the voting site listed on your Voter Instruction Form and clicking on “Vote in person at the meeting” or requesting one through your broker. Once received, you must send an email to legalproxy@computershare.com and include an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares and your address. By completing this process, you will receive an annual meeting control number from our Virtual Meeting provider.

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If you hold shares through our transfer agent, Computershare, you do not need to preregister. The annual meeting control number will be listed in the gray bar on your proxy card or notice you previously received or in the email you received with your voting instructions.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

President and Chief Executive Officer